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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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KFx Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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KFx Inc.
55 Madison Street, Suite 500
Denver, Colorado 80206

April 3, 2006

Dear Stockholder:

        You are cordially invited to attend the 2006 Annual Meeting of Stockholders of KFx Inc., which will be held at 9:00 a.m. mountain daylight time on Saturday, May 13, 2006 at The Inn at Cherry Creek, 233 Clayton Street, Denver, Colorado 80206.

        The Notice of Annual Meeting of Stockholders and the Proxy Statement that follow describe the business to be conducted at the meeting. We will also report on matters of current interest to our stockholders.

        The Annual Report for the year ended December 31, 2005 is enclosed, and I hope you will read it carefully. Feel free to forward to us any questions you may have if you are unable to be present at the meeting. Our Internet website, located at http://www.kfx.com, is a convenient way to communicate with us.

        Also enclosed is a proxy authorizing two of our officers to vote your shares for you if you do not wish to attend the meeting in person. Whether or not you are able to attend the meeting, I urge you to complete your proxy and return it to our transfer agent, Interwest Transfer Company, Inc., in the enclosed addressed, postage-paid envelope, as a quorum of the stockholders must be present at the meeting, either in person or by proxy, for the conduct of business.

Sincerely,
Theodore Venners Chairman of the Board of Directors and Chief Technology Officer

KFx Inc.
55 Madison Street, Suite 500
Denver, Colorado 80206

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 13, 2006

April 3, 2006

To the Stockholders of KFx Inc.:

        The 2006 Annual Meeting of the Stockholders of KFx Inc. (the "Company") will be held on Saturday, May 13, 2006 at 9:00 a.m. mountain daylight time at The Inn at Cherry Creek, 233 Clayton Street, Denver, Colorado 80206. The purpose of the meeting is to consider and take action upon the following matters:

  1.
  Election of four directors.

  2.
  Approval of an amendment to the Company's Restated Certificate of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue from 120,000,000 to 280,000,000.

  3.
  Approval of the 2005 Employee Stock Purchase Plan.

  4.
  Ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2006.

  5.
  Such other business as may properly be brought before the meeting and any postponements, continuations, or adjournments thereof.

        Only stockholders of record as of the close of business on March 31, 2006 are entitled to notice of and to vote at the meeting or at any postponements, continuations or adjournments thereof.

        Our bylaws require that the holders of a majority of the Common Stock issued and outstanding and entitled to vote be present or represented at the meeting by proxy in order to constitute a quorum for the transaction of business. It is important that your stock be represented at the meeting regardless of the number of shares you hold. Whether or not you are able to be present in person, please sign and return promptly the enclosed proxy in the accompanying envelope, which requires no postage if mailed in the United States.

        THE ENCLOSED PROXY IS BEING SOLICITED BY OUR BOARD OF DIRECTORS. OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSED ITEMS. YOUR VOTE IS IMPORTANT.

        This notice, the proxy and Proxy Statement enclosed herewith are sent to you by order of our Board of Directors.

William G. Laughlin Secretary

PROXY STATEMENT

        The enclosed proxy is solicited by the Board of Directors of KFx Inc. for use at the 2006 Annual Meeting of the Stockholders (the "Annual Meeting") of KFx Inc., a Delaware corporation, to be held on Saturday, May 13, 2006 at 9:00 a.m. mountain daylight time at The Inn at Cherry Creek, 233 Clayton Street, Denver, Colorado 80206, and all postponements, continuations or adjournments thereof. This Proxy Statement and the enclosed proxy were first furnished to our stockholders on or about April 3, 2006. In this Proxy Statement, we use the terms "Company," "KFx," "we," "our," and "us" to refer to KFx Inc.

VOTING PROCEDURES

        Our outstanding shares entitled to vote as of March 31, 2006 (the "Record Date") consisted of XXXXXXX shares of Common Stock. Only stockholders of record at the close of business on the Record Date are entitled to vote at the Annual Meeting. Each share is entitled to one vote.

        The presence in person or by proxy of a majority of our outstanding shares of common stock, $.001 par value (the "Common Stock"), entitled to vote at the Annual Meeting is necessary to provide a quorum for the transaction of business at the meeting. Your shares can only be voted if you are present in person or are represented by returning a properly signed proxy. Your vote is very important. Whether or not you plan to attend the meeting in person, please sign and promptly return the enclosed proxy card, which requires no postage if mailed within the United States. All signed and returned proxies will be counted towards establishing a quorum for the meeting, regardless of how the shares are voted.

        Shares represented by proxy will be voted in accordance with your instructions. You may specify your choice by marking the appropriate box on the proxy card. If your proxy card is signed and returned without specifying choices, your shares will be voted "FOR" the nominees for director, "FOR" the approval of the amendment to our Restated Certificate of Incorporation to effect an increase in the number of authorized shares of Common Stock, "FOR" the approval of the 2005 Employee Stock Purchase Plan, and "FOR" the ratification of the selection of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the year ending December 31, 2006, and as the individuals named as proxy holders on the proxy deem advisable on all matters as may properly come before the meeting. You may revoke your proxy at any time prior to the exercise thereof by submitting another proxy bearing a later date, by giving written notice of revocation to us at our address indicated above or by voting in person at the meeting. Any notice of revocation sent to us must include your name and must be received prior to the meeting to be effective. Votes cast by proxy will be tabulated by an automated system administered by Interwest Transfer Company, Inc., our transfer agent. Votes cast by proxy or in person at the meeting will be counted by the persons we appoint to act as election inspectors for the Annual Meeting.

        Abstentions and "broker non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A "broker non-vote" occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. If you are a beneficial owner, your bank, broker or other holder of record is permitted to vote your shares on the election of directors, the proposal to amend the Company's Restated Certificate of Incorporation to increase the authorized shares of Common Stock, and the ratification of Deloitte & Touche LLP as our independent registered public accounting firm, even if the record holder does not receive voting instructions from you. The record holder may not vote on the proposal to approve the Employee Stock Purchase plan absent instructions from you. Without your voting instructions on this proposal, a broker non-vote will occur.

        No stockholder of the Company, whether abstaining, voting "FOR" or "AGAINST" the director nominees, "FOR" or "AGAINST" an increase in the authorized Common Stock, "FOR" or "AGAINST" the approval of the Employee Stock Purchase Plan, or "FOR" or "AGAINST" ratification of the independent accountants will be entitled to appraisal rights or the right to receive cash for shares under Delaware law or otherwise. At the date this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.

        The voting requirements for each proposal discussed in this Proxy Statement are as follows:

PROPOSAL	VOTE REQUIRED	DISCRETIONARY VOTING ALLOWED(1)
Election of Directors	Plurality	Yes
Increase in Authorized Common Stock	Majority of Shares Outstanding	Yes
Approval of Employee Stock Purchase Plan	Majority of votes cast at Annual Meeting	No
Ratification of Auditor	Majority of votes cast at Annual Meeting	Yes

(1)
Discretionary voting occurs when a broker has discretion to vote on a proposal as the broker has not received voting instructions from the beneficial owner. Whether or not discretionary broker voting is allowed is determined by the American Stock Exchange Rules.

Election of Directors

        The election of each director nominee requires the affirmative vote of a plurality of the votes cast in the election of directors. This means that the director nominee will be elected if the votes cast favoring the election of the director exceed the votes cast opposing such an action. You may vote "FOR" or "AGAINST" with respect to the election of directors. Only votes "FOR" or "AGAINST" are counted in determining whether a plurality has been cast in favor of a Director. Abstentions and broker non-votes will have no effect on the election of directors. Brokers have the authority to vote on this proposal when they have not received instructions from the beneficial owner.

Approval of Amendment to Restated Certificate of Incorporation to Increase Authorized Shares of Common Stock

        An affirmative vote of a majority of the issued and outstanding shares of the Company's Common Stock is required to approve the amendment to our Restated Certificate of Incorporation to affect an increase in the number of authorized shares of Common Stock. This means an abstention or a failure to vote your shares is effectively a vote "AGAINST" the amendment. If you are the beneficial owner of shares, holding your shares through a brokerage account or in another nominee form, your shares may be voted by your broker or other holder of record unless you provide specific instructions to your broker. However, should the holder of record, such as a broker, decide not to vote on this proposal, a broker non-vote will occur. Since approval of the amendment requires the approval of a majority of the issued and outstanding shares of the Company's Common Stock, a broker non-vote is effectively a vote "AGAINST" the amendment.

Approval of Employee Stock Purchase Plan

        An affirmative vote of a majority of the votes cast at the Annual Meeting is required for approval of the Company's 2005 Employee Stock Purchase Plan. This proposal must be approved by a majority of the votes cast, including abstentions, by persons present at the Annual Meeting or represented by proxy and entitled to vote on the proposal. An abstention from voting on this proposal will have the effect of a vote "AGAINST." If you hold your shares through a brokerage account or in another nominee form, your shares will not be voted unless you provide specific instructions to your broker. Brokers may not exercise discretionary authority on this proposal, so a failure to provide instruction to a broker will result in a "broker non-vote." Broker non-votes on this proposal will, however, have no effect because such non-votes are not considered "shares entitled to vote" on this proposal.

Ratification of Deloitte & Touche LLP as Independent Registered Public Accounting Firm

        An affirmative vote of a majority of the votes cast at the Annual Meeting is required for ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2006. For ratification, this proposal must be approved by a majority of the votes cast, including abstentions, by persons present at the Annual Meeting or represented by proxy and entitled to vote on the proposal. An abstention from voting on this proposal will have the effect of a vote "AGAINST." Brokers have the authority to vote on this proposal when they have not received instructions from the beneficial owner. Broker non-votes on this proposal will, however, have no effect because such non-votes are not considered "shares entitled to vote" on the proposal.

STOCK OWNERSHIP

        The following table sets forth certain information, as of March 31, 2006, with respect to the holdings of (1) each person who is the beneficial owner of more than five percent of our Common Stock, (2) each of our directors, (3) the CEO and each named executive officer, set forth in the summary compensation table on page 19, and (4) all of our directors and executive officers as a group.

        Beneficial ownership of the Common Stock is determined in accordance with the rules of the Securities and Exchange Commission and generally includes any shares of Common Stock over which a person exercises sole or shared voting or investment powers, or of which a person has a right to acquire ownership at any time within 60 days of March 31, 2006. Except as otherwise indicated, and subject to applicable community property laws, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock held by them. Applicable percentage ownership in the following table is based on XXXXXX shares of Common Stock outstanding as of March 31, 2006.

        Unless otherwise indicated below, the address of each of the principal stockholders is c/o KFx Inc. 55 Madison Street, Suite 500, Denver, Colorado 80206.

Name and Address	Shares Beneficially Owned		Percentage of Class
Beneficial Owners of More than 5%:
Eastbourne Capital Management, LLC 1101 Fifth Avenue, Suite 160 San Rafael, California 94901	8,705,600		11.0%
Security Management Company, LLC One Security Benefit Place Topeka, Kansas 66636-0001	5,994,000		7.6%
Westcliff Capital Management, LLC 200 Seventh Avenue, Suite 105 Santa Cruz, California 95062	10,659,650	(1)	12.4%
Current Directors, Nominees and Named Executive Officers:
Stanford M. Adelstein	385,000	(2)	*
Robert J. Clark	15,000	(3)	*
Manuel H. Johnson	86,500	(4)	*
Robert S. Kaplan	57,500	(5)	*
John V. Lovoi	98,500	(6)	*
Jack C. Pester	203,626	(7)	*

James S. Pignatelli	115,000	(8)	*
William G. Rosier	59,500	(9)	*
James R. Schlesinger	635,377	(10)	*
Mark S. Sexton	1,414,166	(11)	1.8%
Richard S. Spencer III	10,728,650	(12)	12.5%
Theodore Venners	XXX	(13)	X	%
Kevin R. Collins	420,000	(14)
Robert I. Hanfling	220,000	(15)	*
William G. Laughlin	60,000	(16)	*
James P. Imbler	75,000	(17)	*
All Directors and Executive Officers as a group (17 persons)	XXX	(18)	XX	%
Former Named Executive Officers:
Matthew V. Elledge	—		—

*
Less than 1%.

(1)
These securities are owned directly by investment-limited partnerships of which Westcliff Capital Management, LLC ("Westcliff") is the general partner and investment adviser, and by other investment advisory clients of Westcliff. Westcliff has discretionary authority to vote and dispose of such securities on behalf of its clients, and thus is deemed to have indirect beneficial ownership thereof. Mr. Spencer is the controlling owner of Westcliff. See footnote 12, below. Includes 7,288,750 shares such partnerships and other advisory clients have the right to acquire within 60 days of March 31, 2006, pursuant to the exercise of warrants.

(2)
Represents 150,000 shares held by Northwestern Engineering Company, of which Mr. Adelstein is Chairman of the Board and controls 95% of the voting shares of capital stock, and 110,000 shares which Mr. Adelstein has the right to acquire within 60 days of March 31, 2006, pursuant to the exercise of options.

(3)
Includes 10,000 shares Mr. Clark has the right to acquire within 60 days of March 31, 2006, pursuant to the exercise of options.

(4)
Includes 78,500 shares Mr. Johnson has the right to acquire within 60 days of March 31, 2006, pursuant to the exercise of options.

(5)
Include 57,500 shares Mr. Kaplan has the right to acquire within 60 days of March 31, 2006, pursuant to the exercise of options.

(6)
Includes 98,500 shares Mr. Lovoi has the right to acquire within 60 days of March 31, 2006, pursuant to the exercise of options. Mr. Lovoi also has a pecuniary interest, but no voting control, in shares of KFx Inc. held by certain investment limited partnerships managed by Westcliff Capital Management, LLC.

(7)
Includes 101,500 shares Mr. Pester has the right to acquire within 60 days of March 31, 2006, pursuant to the exercise of options.

(8)
Includes 90,000 shares Mr. Pignatelli has the right to acquire within 60 days of March 31, 2006, pursuant to the exercise of options.

(9)
Includes 57,500 shares Mr. Rosier has the right to acquire within 60 days of March 31, 2006, pursuant to the exercise of options.

(10)
Includes (a) 303,333 shares Mr. Schlesinger has the right to acquire pursuant to the exercise of warrants and (b) 112,500 shares Mr. Schlesinger has the right to acquire pursuant to the exercise of options, both within 60 days of March 31, 2006.

(11)
Includes 1,000,000 shares of restricted stock Mr. Sexton has the right to vote, but not the right to sell until certain performance vesting requirements are met.

(12)
Includes 69,000 shares Mr. Spencer has the right to acquire pursuant to the exercise of options within 60 days of March 31, 2006. The remaining securities are owned directly by investment-limited partnerships of which Westcliff is the general partner and investment adviser, and by other investment advisory clients of Westcliff. As the controlling person of Westcliff, Mr. Spencer is deemed to have indirect beneficial ownership of such securities. Includes 7,288,750 shares which such partnerships and other advisory clients have the right to acquire within 60 days of March 31, 2996, pursuant to the exercise of warrants and 3,370,900 shares held by such partnerships and other advisory clients.

(13)
Includes 600,000 shares of restricted stock which Mr. Venners has the right to vote, but not the right to sell until certain performance vesting requirements are met, and includes XXXXXX shares which Mr. Venners has the right to acquire within 60 days of March 31, 2006, pursuant to the exercise of options. Also includes 66,667 warrants owned by Mr. Venners' wife over which he has no voting or investment authority.

(14)
Includes 400,000 shares of restricted stock Mr. Collins has the right to vote, but not the right to sell until certain performance vesting requirements are met, and 10,000 shares which Mr. Collins has the right to acquire within 60 days of March 31, 2006, pursuant to the exercise of options.

(15)
Includes 200,000 shares Mr. Hanfling has the right to acquire within 60 days of March 31, 2006, pursuant to the exercise of options.

(16)
Includes 60,000 shares Mr. Laughlin has the right to acquire within 60 days of March 31, 2006, pursuant to the exercise of options.

(17)
Includes 75,000 shares Mr. Imbler has the right to acquire within 60 days of March 31, 2006, pursuant to the exercise of options.

(18)
Includes an aggregate of XXXXXXX shares which directors and executive officers as a group have the right to acquire within 60 days of March 31, 2006, pursuant to the exercise of options and an aggregate of XXXXXXX shares pursuant to the exercise of warrants. Includes Dennis W. Coolidge, who is not a Named Executive Officer as defined by the Securities and Exchange Commission rules for purposes of this Proxy Statement. Does not include Diana L. Kubik whose appointment as Chief Financial Officer is effective XXXXXXX.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than 10% of our Common Stock (such persons "Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the American Stock Exchange, and to furnish the Company with copies of all such reports. Based solely on the review of the Forms 3, 4 and 5 furnished to us and certain representations made to us, we believe that during the year ended December 31, 2005, there were no filing deficiencies under Section 16(a), except that Mark Sexton inadvertently failed to report on his initial Form 3, which was timely filed, his ownership of warrants to purchase 66,666 shares of our Common Stock. On March XX, 2006, Mr. Sexton filed a corrected Form 3 to report his ownership of these warrants.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        Our Restated Certificate of Incorporation provides for a Board of Directors (the "Board") consisting of three classes. The members of each class serve three-year staggered terms with one class to be elected at each annual meeting. As provided in our bylaws, our Board has currently set the total number of directors at twelve, with four directors in Class I, four directors in Class II and four directors in Class III. The term of the Class III directors expires at our annual meeting of stockholders in 2007 and the term of the Class I directors expires at our annual meeting of stockholders in 2008. The term of the Class II directors expires at the Annual Meeting.

        Our Board has nominated Manuel H. Johnson, John V. Lovoi, W. Grady Rosier and James R. Schlesinger for election as Class II directors to serve a three-year term expiring at the 2009 annual meeting of stockholders and until their successors are elected and qualified.

        The nominees are currently members of the Board and have indicated a willingness to serve as directors if reelected. Our Board has no reason to believe that any director nominee will be unable to serve as a director or become unavailable for any reason. If, at the time of the meeting, any director nominee becomes unavailable for any reason, the persons entitled to vote the proxy will vote, as such persons determine in their discretion, for such substituted nominee, if any, nominated by our Board.

Vote Required

        The election of each director nominee requires the affirmative vote of a plurality of the votes cast in the election of directors. This means that the director nominee will be elected if the votes cast favoring the election of the director exceed the votes cast opposing such an action. You may vote "FOR" or "AGAINST" with respect to the election of directors. Only votes "FOR" or "AGAINST" are counted in determining whether a plurality has been cast in favor of a Director. Abstentions and broker non-votes will have no effect on the election of directors. Brokers have the authority to vote on this proposal when they have not received instructions from the beneficial owner.

        OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" EACH OF THE NOMINEES LISTED IN PROPOSAL NO. 1.

Directors

        The following table sets forth certain information with respect to our director nominees and the directors who will continue in office after the meeting, including the name and age of each director and nominee, his principal occupation and business experience, and the commencement of his term as a director.

Nominees for Election

Name and Age	Principal Occupation or Employment During the Past Five Years; Other Directorships	Director Since
Manuel H. Johnson (57) (Class II Director)	Dr. Johnson is the co-chairman and senior partner in the investment and consulting firm of Johnson Smick International, Inc. Prior to assuming his current duties, Dr. Johnson was Vice Chairman of the Board of Governors of the Federal Reserve System where he served for four and a half years beginning in February 1986. Dr. Johnson served as Assistant Secretary of the Treasury from 1982 to 1986. From 1977 to 1994, Dr. Johnson was a professor of economics at George Mason University where he held the Koch Chair in International Economics. From 1997 to 2004, Dr. Johnson was Chairman of the Financial Accounting Foundation, the organization that supervises preparation of U.S. accounting standards. Dr. Johnson currently serves on the board of directors of the Morgan Stanley Funds Group, RBS Greenwich Capital Holdings, and NVR Inc.	2004
John V. Lovoi (44) (Class II Director)	Mr. Lovoi is founder and director of JVL Partners, a private oil and gas investment partnership. For the prior 15 years, Mr. Lovoi has held a number of positions in the global oil and gas business, primarily in the areas of investment banking and equity research, including head of Morgan Stanley's Global Oil and Gas investment practice. Mr. Lovoi is a director of Cal Dive International, a publicly traded offshore construction and development specialist and Dril-Quip, Inc., a manufacturer of offshore drilling equipment.	2003
W. Grady Rosier (57) (Class II Director)
	Mr. Rosier has served as President and Chief Executive Officer of McLane Company Inc. for over ten years. He joined McLane Company in 1984 as President of McLane/Sunwest and has since served in senior and executive management roles throughout the company's value chain, including purchasing, distribution, marketing and customer service. In May 2003, McLane Company, which was a wholly owned subsidiary of Wal-Mart Stores, Inc., was acquired by Berkshire Hathaway, Inc. Mr. Rosier also serves as a director and member of the compensation committee of Tandy Brands Accessories, Inc., a publicly traded designer, manufacturer and marketer of fashion accessories for men, women and children.	2003

James R. Schlesinger (76) (Class II Director)
	Dr. Schlesinger is on the Board of Directors of Peabody Energy Corporation, a publicly traded coal company, and is a senior advisor to Lehman Brothers, a publicly traded investment firm. Dr. Schlesinger is Chairman of the Board of Trustees of The MITRE Corporation and serves on the boards of several other private organizations. Dr. Schlesinger's career in government includes his service as Chairman of the Atomic Energy Commission in 1973, Director of the Central Intelligence Agency in 1973, Secretary of Defense from 1973 to 1975, Assistant to the President in 1977 and Secretary of Energy from 1977 to 1979. Among the many awards he has earned are the National Security Medal, five department and agency medals, and the Dwight D. Eisenhower Distinguished Service Medal.	2003

Directors Whose Term of Office Will Continue After the Annual Meeting

Name and Age	Principal Occupation or Employment During the Past Five Years; Other Directorships	Director Since
Stanford M. Adelstein (73) (Class III Director)	Mr. Adelstein serves as Chairman of the Board and President of Northwestern Engineering Company, a holding company whose subsidiaries are engaged in real estate ownership and management, hotel ownership and management, land development, and wood products. Mr. Adelstein's former businesses included asphalt paving, manufacturing ready-mix concrete and highway construction, since 1925. Mr. Adelstein currently serves as a South Dakota State Senator.	1998
Robert J. Clark (61) (Class I Director)	Mr. Clark has been President, Chief Executive Officer and Director of Bear Cub Energy, LLC, a natural gas gathering, treating and processing company headquartered in Denver, Colorado, since 2001. Mr. Clark began his career as an internal auditor with Nicor, Inc., and is a past member of the Board of Directors and Audit Committees of Patina Oil & Gas Corporation and Evergreen Resources, Inc.	2006
Robert S. Kaplan (66) (Class III Director)	Dr. Kaplan is a Baker Foundation Professor at the Harvard Business School. He has been on the Harvard faculty for 22 years. Previously he was a faculty member at the Carnegie-Mellon business school, and served as its dean for six years.	2005

Jack C. Pester (71) (Class I Director)
	Mr. Pester is Chairman of the Board of Pester Marketing, a retailer of petroleum products. He served as our business consultant from April 1999 through January 2000. Mr. Pester retired in April 1999 from his position as Senior Vice President of international refining and marketing for The Coastal Corporation, a diversified energy company, which position he held since 1987. Mr. Pester is a past president of the Independent Refiners Association of America and the Petroleum Marketers Association of America. Mr. Pester is a director of AmerUS Life Insurance Company (formerly American Mutual Life Insurance Company) of Des Moines, Iowa.	2005
James S. Pignatelli (61) (Class I Director)
	Mr. Pignatelli has served as Chairman of the Board, Chief Executive Officer and President of Unisource Energy Corporation, an electric utility holding company, and Chairman of the Board, Chief Executive Officer and President of Tucson Electric Power Company, its principal subsidiary, since July 1998. Previously he served those companies as Senior Vice President and Chief Operating Officer. Mr. Pignatelli has spent his entire business career in the electric utility industry. Mr. Pignatelli serves on the boards of directors of Millennium Energy Holdings, Inc., Electro Rent Corporation, the Tucson Airport Authority, Edison Electric Institute, and Blue Cross-Blue Shield of Arizona.	2001
Mark S. Sexton (50) (Class III Director)
	Mr. Sexton was elected to our Board in September 2005. At the same time, he was appointed Chief Executive Officer of the Company. Mr. Sexton serves on the Board of Directors of Pioneer Natural Resources Co., a publicly traded oil and gas company. He was Chairman of the Board, Chief Executive Officer and President of Evergreen Resources, Inc., a publicly traded, independent energy company, from 1995 until it merged with Pioneer Natural Resources Co. in 2004. Mr. Sexton previously served as a member of our Board of Directors from 1999 until 2004. Mr. Sexton is a registered professional engineer in Colorado.	2005

Richard S. Spencer III (52) (Class III Director)
	Mr. Spencer is the manager and Chief Executive Officer of Westcliff Capital Management, LLC. Mr. Spencer has been the manager or president of Westcliff Capital Management LLC or its predecessor company since May 1993. Westcliff Capital Management LLC is an investment adviser for certain investment funds and institutional investors, some of which are stockholders of KFx. Mr. Spencer is a director of Diedrich Coffee, Inc., and a former director of Huntway Refining Company. From 1992 through 1996, Mr. Spencer was vice president and portfolio manager of Wentworth, Hauser and Violich, a registered investment adviser.	2002
Theodore Venners (58) (Class I Director)
	Ted Venners has directed KFx Inc. and its predecessor entities since their inception in 1983. He served as Chief Executive Officer from 1995 to September 2005, and currently serves as our Chief Technology Officer. Mr. Venners has also served as Chairman of our Board since July 1993. He is a founding partner of K-Fuel Limited Partnership and its predecessor, K-Fuel Partnership, and served as managing partner of those entities from 1984 until their merger with us in December 1992. Prior to his involvement with K-Fuel and KFx, Mr. Venners was a founding partner of Fort Union Mine Partnership, which was purchased by Compagnie Francaise des Petroles (TOTAL). Mr. Venners has served on the Heritage Foundation's Transition Committee for Federal Mineral Leasing under the Reagan Administration and, in 1987, was appointed a charter member of the National Coal Council, an advisory organization to the Secretary of the U.S. Department of Energy.	1992

Corporate Governance Principles and Board Matters

        KFx is committed to having sound corporate governance principles and practices. KFx's primary corporate governance documents including its Code of Ethics and Board of Director's Committee Charters, are available to the public on our internet website at http://www.kfx.com. The following is a discussion of our current corporate governance principles and practices.

Independence of Directors

        The Board has determined that all current directors of the Company, except Theodore Venners, our Chairman and Chief Technology Officer, and Mark S. Sexton, our Chief Executive Officer, have no material relationship with KFx, directly or indirectly, that would interfere with the exercise of independent judgment, and are "independent" within the meaning of the American Stock Exchange's ("AMEX") director independence standards.

Board Meetings

        During 2005, our Board met five times, including two meetings by telephone conference call. The independent directors meet in executive session without the presence of non-independent directors and management following each regularly scheduled Board Meeting. During 2005, all directors, except Mr. Pignatelli, attended 73% of the aggregate of (i) the total number of meetings of the Board during 2005 and (ii) the total number of meetings held by all committees of the Board on which such director served in 2005. The Company does not have a policy with regard to attendance of directors at annual meetings, but encourages all of its directors to attend the Annual Meeting. The 2005 Annual Meeting of Stockholders was attended by eight of the ten directors comprising the Board at that time.

Committees of the Board

  Audit Committee.

        The Board's Audit Committee is comprised of Stanford M. Adelstein (Chairman), Manuel H. Johnson, John V. Lovoi and James S. Pignatelli. During 2005, the Audit Committee met five times, including four meetings with the Company's independent registered public accounting firm by teleconference. Each member of the Audit Committee satisfies AMEX's independence standards and those standards provided for under the Securities Exchange Act of 1934 ("1934 Act"). All current members of the Audit Committee are financially literate and are able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. The Board has determined that each of the members, including Stanford M. Adelstein as Chairman, qualify as an audit committee financial expert as defined within Section 229-401(h) of the 1934 Act. Effective March 7, 2006, Robert J. Clark was appointed to the Audit Committee.

AUDIT COMMITTEE REPORT

        The Audit Committee of the Board of Directors was composed of four directors through February 2006 whom the Board has determined to be independent under applicable AMEX and SEC rules. The Committee operates under a written charter adopted by the Board in March 2005, amended in March 2006 and available at http://www.KFx.com.

        The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities with respect to matters involving the accounting, financial reporting and internal control functions of the Company. The Audit Committee has sole authority to select the Company's independent registered public accounting firm.

        Management is responsible for preparing the Company's financial statements so that they comply with generally accepted accounting principles and fairly present the Company's financial condition, results of operations and cash flows; issuing financial reports that comply with the requirements of the SEC; and establishing and maintaining adequate internal control structures and procedures for financial reporting. The Committee's responsibility is to monitor and oversee these processes.

        In this context, the Committee has reviewed and discussed the audited financial statements with management and the independent registered public accounting firm. The Committee also has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect.

        The Company's independent registered public accounting firm also provided to the Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and the Committee has discussed with the independent registered public accounting firm that firm's independence. The

Committee has considered whether the independent registered public accounting firm's provision of non-audit services is compatible with maintaining the independence of the accountants.

        Based on the above discussions and review with management and the independent registered public accounting firm, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the SEC.

        Respectfully submitted by the Audit Committee of the Board of Directors:

Stanford M. Adelstein, Chairman
Manuel H. Johnson
John V. Lovoi
James S. Pignatelli

        The Audit Committee recommends that Deloitte & Touche LLP serve as the Company's independent registered public accounting firm for fiscal 2006. See "Proposal No. 4—"Ratification of Selection of Independent Registered Public Accounting Firm."

  Compensation Committee.

        The Board's Compensation Committee is comprised of James S. Pignatelli (Chairman), Jack C. Pester and James S. Schlesinger. During 2005, the Compensation Committee met four times, including two times by teleconference. Each member of the Compensation Committee satisfies the independence standards specified in Section 121A of the AMEX listing standards.

        A copy of the Compensation Committee Charter is available on the KFx website at http://www.kfx.com. The Compensation Committee, among other things, advises the Board on all matters pertaining to compensation programs and policies, approves the compensation payable to each of the officers of the Company (except the compensation of the Chief Executive Officer which is approved by the Board of Directors), reviews proposed compensation of executives as provided in the Company's executive compensation plan and administers the Company's stock option plans. A report of the Compensation Committee on Executive Compensation is included in this Proxy Statement.

  Corporate Governance and Nominating Committee.

        The Board's Corporate Governance and Nominating Committee (the "Governance Committee") is comprised of Jack C. Pester (Chairman), W. Grady Rosier, James S. Pignatelli, and James R. Schlesinger. The Governance Committee met three times during 2005, including one meeting by teleconference. Each member of the Governance Committee satisfies the independence standards specified in Section 121A of the AMEX listing standards.

        The Governance Committee has adopted a charter, which has been ratified and approved by the Board. A copy of the Corporate Governance and Nominating Committee Charter is available on the KFx website at http://www.kfx.com. The Governance Committee, among other things, identifies, evaluates and recommends individuals qualified to be directors of the Company and is in charge of developing and recommending corporate governance guidelines for the Company. In evaluating candidates for nomination to the Board, the committee takes into account the applicable requirements for directors under the Exchange Act and the listing standards of the AMEX. The committee considers stockholder nominees for election to the Board if the Secretary of the Company receives timely advance written notice of such nominees.

  Finance and Strategy Committee.

        The Board's Finance and Strategy Committee is comprised of Richard S. Spencer, III (Chairman), Manuel H. Johnson, Robert S. Kaplan and John V. Lovoi. The committee held two meetings in 2005, including one meeting by teleconference.

        A copy of the Finance and Strategy Committee Charter is available on the KFx website at http://www.kfx.com. The Finance and Strategy Committee reviews and makes recommendations to the Board concerning the selection of investment bankers, selection of the stock exchange for listing the Company's securities for trading, funding strategies for commercial projects and other capital needs, developing and monitoring the Company's investment policy, and other financial issues.

Code of Ethics

        The Board has adopted a Code of Ethics to provide guidance on maintaining the Company's commitment to being honest and ethical in its business endeavors. The Code of Ethics covers a wide range of business practices, procedures and basic principles regarding corporate and personal conduct and applies to all directors, executives, officers and employees. A copy of the Code of Ethics is available on the KFx website at http://www.kfx.com or may be obtained by written request submitted to the Secretary at KFx Inc., 55 Madison Street, Suite 500, Denver, Colorado 80206. The Company intends to satisfy any disclosure requirements regarding amendments to, or waivers from, any provision of the Code of Ethics by disclosure on the Company's website, by press release and/or by a current report on Form 8-K.

Stockholder Communications with the Board

        Any stockholder desiring to contact the Board, or any individual director, may do so by written communication directed to Stanford M. Adelstein, the independent director who has been designated by the Board to receive such communications. Communications should be addressed to Stanford M. Adelstein, c/o Secretary, KFx Inc., 55 Madison Street, Suite 500, Denver, Colorado 80206 or contact the Company's hotline at 1-888-752-1208. Any communications received that are directed to the Board will be processed by the Secretary and distributed promptly to the Board or individual directors, as appropriate. If it is unclear from the communication received whether it was intended or appropriate for the Board, the Secretary will (subject to any applicable regulatory requirements) use his or her business judgment to determine whether such communication should be conveyed to the Board.

Stockholder Procedures to Nominate Directors

        The Governance Committee will consider qualified candidates for possible nomination that are submitted by stockholders in accordance with the Company's bylaws and policies regarding director nominations. Any stockholder nominations will be evaluated using the same criteria set forth in the Corporate Governance and Nominating Committee Charter as are applicable to persons nominated by other sources.

        Stockholders wishing to make such a submission may do so by providing all information regarding the nominee that would be required under applicable SEC proxy rules, including (in addition to the information required in the bylaws or by applicable law): (i) the full name and resident address of the nominee; (ii) the age of the nominee; (iii) the principal occupation of the nominee for the past five years; (iv) any current directorship held on public company boards; (v) the number of shares of the Company's Common Stock held by the nominee, if any; and (vi) a signed statement of the nominee consenting to serve if elected. In addition, the stockholder making the nomination and the beneficial owner, if any, on whose behalf the nomination is being made must provide (i) the name and address, as they appear on the KFx's books, of such stockholder and such beneficial owner, (ii) the class and number of shares of KFx that are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) any material interest of the stockholder and/or such beneficial owner in the nominee or the nominee's election as a director. Such information should be sent to the Governance Committee, KFx Inc., c/o Secretary, 55 Madison Street, Suite 500, Denver, Colorado 80206.

        In addition to potential director nominees submitted by stockholders, the Governance Committee considers candidates submitted by directors, as well as self-nominations by directors and, from time to time in its sole discretion, it may consider candidates submitted by a third-party search firm hired for the purpose of identifying director candidates. The committee has not retained a third-party search firm to assist in the identification or evaluation of Board member candidates for election to the Board at the Annual Meeting, although it may do so in the future. The Governance Committee investigates potential candidates and their individual qualifications, and evaluates all such candidates, including those submitted by stockholders, using the Board membership criteria set forth in the Committee's Charter and described under "Corporate Governance and Nominating Committee."

        No candidates for director nominations were submitted to the Governance Committee by any stockholder in connection with the Annual Meeting. Any stockholder desiring to present a nomination for consideration by the Governance Committee prior to the 2007 annual meeting must do so in accordance with the Company's policies and bylaws.

EXECUTIVE OFFICERS

        Set forth below is certain information regarding our executive officers, including age, principal occupation and the date each first became an executive officer.

Name (Age)	Present Executive Officers	Executive Officer Since
Theodore Venners (58)	Mr. Venners serves as Chairman of our Board and Chief Technology Officer. More detailed information regarding Mr. Venners' business experience is set forth under "Directors."	1992
Mark S. Sexton (50)	Mr. Sexton has served as Chief Executive Officer since September 2005. More detailed information regarding Mr. Sexton's business experience is set forth under "Directors."	2005
Robert I. Hanfling (68)
	Mr. Hanfling has served as President and Chief Operating Officer since February 2005. Previously, Mr. Hanfling served as an independent business consultant and corporate advisor to the energy industry. Since 2002, Mr. Hanfling has been Trustee in Bankruptcy for ATG, Inc., a radioactive and hazardous waste management company. He served on the Advisory Board to the Secretary of Energy from 1993 to 1997, and was Chairman of the Advisory Board from 1993 to 2000. In the 1970s, Mr. Hanfling held senior positions in the Department of Energy and its predecessor agency, the Federal Energy Administration. Mr. Hanfling obtained a BChE in 1959 from Rensselaer Polytechnic Institute, a M.S. NuclE in 1961 from West Virginia University and an MBA with a concentration in International Trade from The City University of New York in 1965.	2005

Kevin R. Collins (49)
	Mr. Collins has served as Executive Vice President—Finance and Strategy since September 2005. Mr. Collins was also acting Chief Financial Officer from November 2005 until XXXXX 2006. He is a director of Delta Petroleum Corporation, a publicly traded energy company. From 1995 until 2004, Mr. Collins was an executive officer of Evergreen Resources, Inc., most recently serving as Executive Vice President and Chief Financial Officer until Evergreen merged with Pioneer Natural Resources Co., in September 2004. Mr. Collins became a Certified Public Accountant in 1983 and has over 13 year public accounting experience. He has served as Vice President and a Board Member of the Colorado Oil and Gas Association, President of the Denver Chapter of the Institute of Management Accountants, Director of Pegasus Technologies, Inc. and Board Member and Chairman of the Finance committee of IPAMS. Mr. Collins received his B.S. degree in Business Administration and Accounting from the University of Arizona.	2005
Dennis W. Coolidge (59)
	Mr. Coolidge has served as Senior Vice President—Operations since February 2006. Mr. Coolidge served as president of MR&E, LLC from 2002 until March 2005, at which time we acquired the research and engineering firm. From 1998 until 2002, Mr. Coolidge was president of Maumee Research & Engineering, Inc., a private company providing services to the iron, steel and glass industries. Mr. Coolidge previously was President and General Manager of Zeigler Coal Holdings' ENCOAL Corporation, a liquids from coal process company. Mr. Coolidge holds a B.S. degree from Ohio University in Electrical Engineering, and has several inventions that have been patented.	2006

James P. Imbler (48)
	Mr. Imbler has served as Senior Vice President of Business Development since December 2004. Prior to joining KFx, Mr. Imbler served as Managing Director of CEO Advisors, a consulting firm, since 2003. He served as CEO and Managing Director of leveraged buy-out firm CEO Equity during 2002 and 2003. From 2000 to 2002, Mr. Imbler served as President and CEO of FuelSpot where he led development of a web-based trading and transaction platform for large volume bulk refined products including gasoline and diesel. From the period of 1989 to 2000, Mr. Imbler served in a variety of roles with Koch Industries, including Senior Vice President of Koch Industries and President of Koch Petroleum Group (KPG). Prior to Koch, he spent 9 years with FMC Corporation, where he served in a variety of engineering and management roles. Mr. Imbler received his B.S. in Chemical Engineering and MBA from the University of Kansas.	2004
William G. Laughlin (61)
	Mr. Laughlin has served as Senior Vice President, General Counsel and Secretary since March 2005. Prior to joining KFx, Mr. Laughlin was Of Counsel with the law firm of Locke Liddell & Sapp LLP in Houston, Texas where he practiced in the firm's Energy Practice Group since 2003. From 1990 through 2002, Mr. Laughlin served as Vice President and Director of the Natural Resources Law Department of The Coastal Corporation. Following Coastal's merger with El Paso Corporation in 2001, Mr. Laughlin became Vice President of El Paso Corporation and General Counsel of El Paso Production Company. During the late 1970s through the 1980s, Mr. Laughlin was associated with Ladd Petroleum Corporation, General Electric Company's energy subsidiary, where he was Vice President, General Counsel and Secretary.	2005

Diana L. Kubik (40)
	Ms. Kubik has been appointed, effective XXXXXXX, to serve as Vice President and Chief Financial Officer. From November 2004 to March 2006, Ms. Kubik was practice director at 2 Degrees Consulting, where she specialized in providing Securities Exchange Commission and technical accounting services. From September 2002 through August 2004, Ms. Kubik worked for Qwest Communications International Inc. as a Senior Director of Finance. From February 1999 through June 2002, she was employed by Verado Holdings, Inc. as Controller. Prior to February 1999, Ms. Kubik held a number of accounting positions, including six years with Deloitte & Touche, LLP. Ms. Kubik is a certified public accountant and received her MBA in Finance from the University of South Florida and a B.S. degree in Accounting and Management Information Systems from the University of Tampa.	2006

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table summarizes compensation earned in 2005, 2004 and 2003 by our Chief Executive Officer and the four other most highly paid individuals who were executive officers at the end of 2005 (collectively, the "Named Executive Officers").

		ANNUAL COMPENSATION					LONG TERM COMPENSATION
Awards
Name and principal position	Year	Salary ($)		Bonus ($)		Other annual compensation ($)	Restricted stock awards ($)	Securities Underlying Options (#)
Mark S. Sexton(1) Chief Executive Officer	2005 2004 2003		— — —		— — —	— — —	$14,200,000 — —	— — —
Theodore Venners(2) Chairman of the Board and Chief Technology Officer	2005 2004 2003	$ $ $	275,000 220,000 180,000	$ $ $	175,000 175,000 415,350	— — —	$9,060,000 — —	500,000 — 250,000
Robert I. Hanfling(3) President and Chief Operating Officer	2005 2004 2003		$229,167 — —		$121,000 — —	$47,734 — —	$1,381,000 — —	1,000,000 — —
William G. Laughlin(4) Sr. Vice President, General Counsel and Secretary	2005 2004 2003		$152,500 — —		$140,000 — —	$46,724 — —	— — —	300,000 — —
James P. Imbler(5) Senior Vice President	2005 2004 2003	$ $	180,000 15,000 —		$40,000 — —	— — —	— — —	— 250,000 —
Former Named Executive Officers
Matthew V. Elledge(6) Chief Financial Officer, Vice President and Treasurer	2005 2004 2003	$ $	116,750 95,920 —	$ $	75,000 90,700 —	— — —	— — —	— 200,000 —

(1)
Mr. Sexton became Chief Executive Officer effective September 28, 2005. He was granted 1,000,000 shares of restricted stock, valued at $14,200,000, based on the closing price of KFx Common Stock on October 24, 2005, the date of grant. The restricted stock is subject to vesting provision specified in Mr. Sexton's employment agreement. See "Employment Agreements" in this Proxy Statement. As of December 31, 2005, the value of Mr. Sexton's restricted stock award was $17,140,000 based on the closing price of KFx Common Stock on December 30, 2005. Mr. Sexton received no cash compensation during 2005.

(2)
Mr. Venners was Chief Executive Officer until September 28, 2005, at which time he became Chief Technology Officer. He was granted 600,000 shares of restricted stock, valued at $9,060,000, based on the closing price of KFx Common Stock on December 21, 2005, the date of grant. The restricted stock is subject to vesting provision specified in Mr. Venners' employment agreement. See "Employment Agreements" in this Proxy Statement. As of December 31, 2005, the value of Mr. Venner's restricted stock award was $10,284,000 based on the closing price of KFx Common Stock on December 30, 2005. Additionally, Mr. Venners was granted 250,000 shares that vest over time and 250,000 shares that vest if certain operational criteria are met. The 2005 bonus to

  Mr. Venners was paid in March 2006. The 2003 bonus to Mr. Venners was in the form of a grant of 65,000 shares from the 2002 Stock Option and Incentive Plan.

(3)
Mr. Hanfling became President and Chief Operating Officer effective February 1, 2005. He was granted 100,000 shares of restricted stock, valued at $1,381,000, based on the closing price of KFx Common Stock on February 1, 2005, the date of grant. Subject to continued employment, 20% of the restricted stock will vest on each January 2nd beginning in 2006 and ending in 2010. As of December 30, 2005, the value of Mr. Hanfling's restricted stock award was $1,714,000 based on the closing price of KFx Common Stock on December 30, 2005. Mr. Hanfling also received a housing allowance of $47,734 during 2005. The 2005 bonus to Mr. Hanfling was paid in March 2006.

(4)
Mr. Laughlin became Senior Vice President, General Counsel and Secretary effective March 9, 2005. Mr. Laughlin received a cash bonus of $50,000 and a housing allowance of $46,724 during 2005. The remaining bonus to Mr. Laughlin was paid in March 2006.

(5)
Mr. Imbler became Senior Vice President of Business Development effective December 10, 2005. The 2005 bonus to Mr. Imbler was paid in March 2006.

(6)
Mr. Elledge resigned as Vice President, Treasurer and Chief Financial Officer on November 9, 2005. He remained employed by the Company through January 31, 2006. Mr. Elledge's bonus in 2004 was in the form of $62,500 in cash and 3,000 shares of stock granted from the 2004 Equity Incentive Plan. Mr. Elledge's bonus of $75,000 in 2005 was deferred at the election of Mr. Elledge and was paid in January 2006. Mr. Kevin Collins, Executive Vice President—Finance and Strategy, served as acting Chief Financial Officer until the appointment of Ms. Diana Kubik as Vice President and Chief Financial Officer effective XXXXXXXXXX. Mr. Collins and Ms. Kubik are not Named Executive Officers for purposes of this Proxy Statement.

        The foregoing compensation table does not include certain fringe benefits made available on a nondiscriminatory basis to all our employees, such as group health insurance, paid parking, certain educational and training programs, vacation and sick leave. In addition, we make available certain non-monetary benefits to our executive officers with a view to acquiring and retaining qualified personnel and facilitating job performance. We consider such benefits to be ordinary and incidental business costs and expenses. The aggregate value of such benefits in the case of each executive officer listed in the above table, which cannot be precisely ascertained but which is less than $50,000 and less than 10% of the annual salary of each such executive officer, is not included in such table.

Compensation of Directors

        Directors who also serve as officers and employees of the Company or its subsidiaries are not entitled to compensation as Board members. All other directors receive an annual retainer of $20,000, payable quarterly in arrears, $2,000 for attendance, including by teleconference, at each Board meeting and $500 for each committee meeting. Directors are also reimbursed for out-of-pocket travel and other expenses incurred in attending Board and/or committee meetings. Each director also receives an annual grant of 7,500 options to purchase our Common Stock. The presiding director receives an additional 2,500 options, each committee chairman receives 1,500 options and each member of the Audit Committee receives an additional 1,000 options.

Employment Agreements

        We have entered into employment agreements with Mark S. Sexton, Chief Executive Officer, Theodore Venners, Chairman and Chief Technology Officer and Kevin R. Collins, Executive Vice President—Finance and Strategy and acting Chief Financial Officer. These agreements contain nondisclosure and confidentiality provisions regarding Company information. Each of these executive officers received a grant of restricted shares. All of the restricted stock awards have the same vesting provisions. Full vesting of the stock will occur upon attainment of any of (i) the average closing price of our Common Stock for the trading days within any 90 consecutive calendar day period equals or exceeds $45.05 per share; (ii) annual gross revenues increase to $1 billion; (iii) annual net operating cash flow increases to $250 million; or (iv) a change in control, as defined in the agreement, occurs after the two-year anniversary of the agreement. Partial vesting will occur if the stock price increases such that the average closing price of KFx Common Stock for the trading days within any 90 consecutive calendar day period equals or exceeds $30.05 per share or the annualized value of quarterly gross revenues or quarterly net cash flow attain the incentive targets. Unless sooner vested pursuant to the incentive targets described above, the restricted stock will become fully vested shares on the seventh anniversary of the date of the agreement so long as the individual is continually employed. Pursuant to the employment agreements, the certificates representing the restricted stock are held in escrow by our transfer agent.

        We entered into an employment agreement with Mr. Sexton on October 24, 2005. Substantially all of Mr. Sexton's compensation is performance based. He will receive a minimum base salary that will allow him to make an elective deferral contribution to our 401(k) plan and allow for participation in all health and welfare plans. Mr. Sexton will also be eligible to receive annual bonuses at the discretion of the Board of Directors. In connection with his employment contract, he also was awarded 1,000,000 shares of restricted Common Stock as an inducement to join our Company as our Chief Executive Officer.

        We entered into an employment agreement with Mr. Venners on December 21, 2005. Mr. Venners receives an annual salary of $275,000 and an annual bonus at the sole discretion of the Board of Directors. In connection with his employment contract, he was also awarded 600,000 shares of restricted Common Stock from the Company's 2004 Equity Incentive Plan.

        We entered into an employment agreement with Mr. Collins on October 24, 2005. A majority of Mr. Collins' compensation is performance based. He receives an annual salary of $175,000, is eligible to receive annual bonuses at the discretion of the Board of Directors and is eligible to participate in all our health and welfare plans. In connection with his employment contract, he was also awarded 400,000 shares of restricted Common Stock as an inducement to join our Company as our Executive Vice President of Finance and Strategy.

Stock Purchase Agreement

        We entered into a stock purchase agreement on March 4, 1997 with Mr. Theodore Venners, our Chairman and Chief Technology Officer, pursuant to which we agreed to use the proceeds of any life insurance policy that we may maintain on the life of Mr. Venners to repurchase shares of Common Stock owned by Mr. Venners at the closing sales price of said shares on the last trading day prior to the date of his death. We will repurchase the shares from Mr. Venners' estate and the estate is obligated to sell such number of shares owned by Mr. Venners at his death as the Company is able to repurchase using the proceeds of the life insurance policy. In the event that the proceeds of any life insurance policy exceed the value of the shares owned by Mr. Venners, any excess proceeds will be the property of the Company. While the agreement does not obligate us to maintain any life insurance policy, we currently maintain a policy in the amount of $5,000,000, and therefore, the obligations discussed above are effective. We pay a premium of approximately $9,000 a year for this policy.

Equity Compensation Plan Information

        We have adopted stock incentive plans to provide incentives to attract and retain officers, directors and key employees and consultants. We currently have reserved a total of 12,500,000 shares of our $.001 par value Common Stock for granting awards, including 1,000,000 shares under our 1992 Amended and Restated Stock Option Plan (the "1992 Plan"), 1,500,000 shares under our 1996 Stock

Option and Incentive Plan (the "1996 Plan"), 2,000,000 shares under our 1999 Stock Incentive Plan (the "1999 Plan"), 2,000,000 shares under our 2002 Stock Incentive Plan (the "2002 Plan"), and 6,000,000 shares under our 2004 Stock Incentive Plan (the "2004 Plan"). As of December 31, 2005, a total of 3,829,334 shares have been issued from option exercises, share awards, or have been reserved for specific future share grants under our five plans. In the aggregate, there remain 8,670,666 shares available for issuance under outstanding and future awards pursuant to the 1992 Plan, the 1996 Plan, the 1999 Plan, the 2002 Plan, and the 2004 Plan.

        The following table sets forth a description of our equity compensation plans as of December 31, 2005:

Plan Category	Number of Securities to be issued upon exercise of outstanding options and other rights		Weighted-average exercise price of outstanding options and other rights	Number of securities remaining available for future issuance under equity compensation plans, (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	4,235,500		$10.62	4,435,166
Equity compensation plans not approved by security holders	2,682,300	(1)	$10.97	—

Total	6,917,800		$10.75	4,435,166

(1)
Includes options granted to Mr. Hanfling to purchase 1,000,000 shares of Common Stock. The options may be exercised at a price of $13.81 per share, the closing price of our common stock as reported by AMEX on February 1, 2005. Subject to continued employment, these shares vest 20% on each of January 3rd through 2010. Includes 1,000,000 shares of restricted Common Stock reserved for issuance as of December 31, 2005 to Mr. Sexton. Such shares were issued to Mr. Sexton on February 7, 2006 and held in escrow subject to the satisfaction of certain vesting conditions. See "Employment Agreements." Includes 400,000 shares of restricted Common Stock reserved for issuance as of December 31, 2005 to Mr. Collins. Such shares were issued to Mr. Collins on February 7, 2006 and held in escrow subject to the satisfaction of certain vesting conditions. See "Employment Agreements." The awards to Mr. Hanfling, Mr. Sexton and Mr. Collins qualified as inducement awards subject to the American Stock Exchange rules.

Option Grants in Last Fiscal Year

        The following table reports information regarding grants of stock options to the Named Executive Officers during the fiscal year ended December 31, 2005.

Individual Grants
	Number of securities underlying Options/ SARs granted (#)				Potential realizable value at assumed annual rates of stock price appreciation for option term
Percent of total options/ SARs granted to employees in fiscal year(1)
Exercise or base price ($/sh)
Name				Expiration Date
					5% ($)	10% ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Mark S. Sexton	—	—	—	—	—	—
Theodore Venners	500,000	24.7%	$14.02	6/20/12	$2,853,774	$6,650,507
Robert I. Hanfling	1,000,000	49.5%	$13.81	1/31/12	$5,622,057	$13,101,783
William G. Laughlin	300,000	14.8%	$16.53	3/1/12	$2,018,811	$4,704,688
James P. Imbler	—	—	—	—	—	—
Former Named Executive Officers
Matthew V. Elledge	—	—	—	—	—	—

(1)
During 2005, the Board of Directors adopted a policy of share grants to employees, beginning in 2006, rather than awarding options. The Board also adopted, and recommends approval of the 2005 Employee Stock Purchase Plan. See "Proposal No. 3—Approval of the Company's 2005 Employee Stock Purchase Plan."

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        The following table reports certain information regarding outstanding stock options held at December 31, 2005 by the Named Executive Officers.

Name	Shares Acquired on Exercise #	Value Realized(1) $	Number of Unexercised Options at 12/31/05 (Exercisable / Unexercisable)#	Value of Unexercised In- the-Money Options at 12/31/05 (Exercisable / Unexercisable)$(2)
Mark S. Sexton	187,500	$2,353,125	— / —	— / —
Theodore Venners	250,000	$3,377,500	300,000 / 600,000	$3,994,500 / $2,884,000
Robert I. Hanfling	—	—	— / 1,000,000	— / $3,330,000
William G. Laughlin	—	—	— / 300,000	— / $183,000
James P. Imbler	—	—	75,000 / 200,000	$433,000 / $852,000
Former Named Executive Officers
Matthew V. Elledge	50,000	$246,996	30,000 / 120,000(3)	$232,200 / $928,800

(1)
Value realized represents difference between fair market value of common stock on the date of exercise and the option exercise price.

(2)
Value represents the difference between the closing price of the common stock on December 30, 2005 ($17.14) and the option exercise price.

(3)
Mr. Elledge's employment ended on January 31, 2006 and the unvested options to purchase 120,000 shares were forfeited.

Compensation Committee Interlocks and Insider Participation

        Mr. Theodore Venners, our Chairman of the Board and Chief Technology Officer, served as a director of Northwestern Engineering Company until 2004. Mr. Stanford Adelstein, a director and Chairman of our Audit Committee, serves as Chairman of the Board and the President of Northwestern Engineering Company.

Committee Report on Executive Compensation

Executive Compensation

        All decisions on compensation for our executive officers are made by the Compensation Committee of the Board, except the compensation of the Chief Executive Officer, which is approved by the Board of Directors. The executive compensation program presently consists of annual base salary, short-term incentives in the form of annual cash or stock bonuses and long-term incentives in the form of stock options or restricted stock.

        Because our Company is in a critical growth stage, and in view of scope of projects we are currently pursuing with the attendant rapid growth of our Company, it has been essential that we attract and retain a core group of seasoned executives to achieve our business objectives. While the compensation level for these core executives is above the mid-point for companies of similar size, we believe we have been successful in meeting our core executive staff requirements. Also, a significant portion of the compensation for these executives is performance-based, and requires company achievement plus continued employment for the full benefit of such compensation to be realized.

        During 2005, we added four senior executives to our staff. In February, we hired Robert I. Hanfling to be our President and Chief Operating Officer. His primary responsibility has been to manage the completion and startup of our 750,000 tons per year commercial K-Fuel plant. We awarded 100,000 shares of restricted stock and options to purchase 1,000,000 shares of our common stock to Mr. Hanfling as inducements for him to join our Company. These awards all have a vesting schedule based on service over five years, with the first 20% vesting beginning January 2, 2006 and each anniversary thereafter. In March we hired William G. Laughlin, to be our Senior Vice President, General Counsel and Secretary. As an inducement to join our Company, Mr. Laughlin was awarded options to purchase 300,000 shares of our common stock, again vesting over five years beginning one year from date of grant. In both cases, the option exercise price was set at the closing price on date of grant.

        In September 2005, our Board of Directors made a major realignment of our executive team. Mark S. Sexton became our Chief Executive Officer and Kevin R. Collins became our Executive Vice President—Finance and Strategy and acting Chief Financial Officer. Mr. Venners remains as Chairman of the Board and was named to the newly created position of Chief Technical Officer. In connection with this realignment we entered into formal employment agreements with all three executives, and granted Mr. Venners, Mr. Sexton and Mr. Collins restricted stock in the amount of 600,000 shares, 1,000,000 shares and 400,000 shares, respectively. The grants to Mr. Sexton and Mr. Collins were inducement grants for them to accept employment with us. All three grants vest upon the attainment of defined performance objectives, but vest after seven years from date of grant if employment has been continued. Please see Employment Agreements, above.

        External competitiveness is an important element of the committee's compensation policy. The competitiveness of compensation for our executives is assessed by comparing it to market data. The process of determining each of the elements of compensation for our executive officers is outlined below.

  Base Salary

        Base salaries are intended to be competitive with other companies of similar size, market capitalization and complexity. However, such salaries must also be sufficient to attract and retain the quality people we need to be successful. It is the committee's intention that over time the base salaries for the CEO and other executive officers will become more closely aligned with those of similar sized organizations, as well as with the performance of our executives.

  Cash and Share Bonus

        The committee establishes a median potential bonus for each executive officer by using the market data on total cash compensation from the same executive compensation surveys as used to determine salaries. The committee's determination with respect to bonuses is based on a subjective evaluation of the contributions of each executive that are not captured by operating measures but are considered important in the creation of long-term stockholder value.

  Stock Incentive Program

        Our primary goal is to excel in the creation of long-term value for our stockholders. The principal incentive tool used to achieve this goal is the periodic award to key employees of options to purchase our Common Stock or awards of restricted stock. We plan on issuing awards of restricted stock rather than options to purchase our common stock for future awards.

        The committee and management believe that awards of stock options to purchase our shares accomplish many objectives. The grant of options and restricted stock to key employees encourages equity ownership in us, and closely aligns management's interest to the interests of all the stockholders. The emphasis on stock options also results in management's compensation being closely linked to stock performance. In addition, because they are subject to vesting periods of varying durations and to forfeiture if the employee leaves us prematurely, stock options and stock grants are an incentive for key employees to remain with us long term.

        Awards are not made annually in conjunction with the annual review of cash compensation, but are made periodically. The committee considers total compensation of executives, actual and anticipated contributions of each executive (which includes a subjective assessment by the committee of the value of the executive's future potential within the organization), as well as the value of previously awarded options as described above, in determining awards.

Policy on Deductibility of Compensation

        The committee has also considered the application of Section 162(m) of the Internal Revenue Code to our compensation practices. Section 162(m) limits the tax deduction available to public companies for annual compensation paid to senior executives in excess of $1 million unless the compensation qualifies as "performance based." The annual cash compensation paid to our individual executives does not approach the $1 million threshold, and we believe that our stock incentive plans qualify as "performance based." Therefore, we do not believe any further action is necessary in order to comply with Section 162(m). From time to time, the committee will re-examine our compensation practices and the effect of Section 162(m).

2005 CEO Compensation

        Cash compensation for Mr. Theodore Venners, who served as Chief Executive Officer until September 28, 2005, and Mr. Sexton, who became Chief Executive Officer on that date, is reviewed by both the Compensation Committee and the full Board. The committee and the Board evaluate the

Chief Executive Officer's performance and compensation using a process similar to that used for our other executive officers.

        Awards to the Chief Executive Officer of shares and stock options to purchase our shares of Common Stock are reviewed and determined periodically by the Compensation Committee using criteria similar to that used for our other executive officers. During 2006, a bonus of $175,000 was paid to Mr. Venners for his services as Chief Executive Officer.

The Compensation Committee of the Board of Directors
James S. Pignatelli, Chairman
Jack C. Pester
James R. Schlesinger

Comparative Performance Graph

        The Securities and Exchange Commission requires that we include in this Proxy Statement a line-graph presentation comparing cumulative, five-year stockholder returns (assuming reinvestment of dividends) for our Common Stock with a broad-based market index and either a nationally recognized industry standard or an index of peer companies selected by us. The following graph assumes $100 invested on December 31, 2000 in our Common Stock, the Russell 2000 Index, a Peer Group of companies and the S&P 500. The stock price performance shown on the following graph is not necessarily indicative of future price performance.

Comparison of 5 Year Cumulative Total Return Among KFx Inc., the Russell 2000® Index,
The Peer Group of Companies, and the Standard & Poor's 500
from December 31, 2000 to December 31, 2005
(Assumes Initial Investment of $100)

	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
KFx Inc.	100	184	159	465	893	1054
Russell 2000®	100	103	82	120	142	149
Peer Group	100	129	112	181	266	436
S&P 500	100	88	67	88	98	103

        KFx's Peer Group is comprised of the following companies: ADA-ES Inc.; Alliance Resource Partners, LP; Arch Coal, Inc.; Consol Energy, Inc.; Foundation Coal Holdings, Inc.; Headwaters, Inc.; International Coal Corp.; James River Coal Corp.; Massey Energy Company; Natural Resource Partners LP; Penn Virginia Resource Partners LP; Rentech Inc.; Suncor Energy, Inc.; U.S. Energy

Systems, Inc.; and Westmoreland Coal Company. All companies in the Peer Group are listed on U.S. stock exchanges or the Nasdaq system.

        We are excluded from the Peer Group for purposes of the comparative performance graph.

        From July 21, 1994 to January 29, 1996, our Common Stock was traded on the Nasdaq SmallCap Market under the trading symbol "KFXI." Beginning January 30, 1996, our Common Stock was traded on the American Stock Exchange under the trading symbol "KFX."

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Royalty and License Agreements

        In 1996, we entered into a royalty amendment agreement with Mr. Edward Koppelman, the inventor of the K-Fuel process, or subsequent to his death, the Koppelman estate, that reduced the cap for payments by $500,000 to $75.2 million and set the royalty percentage at 25% of our worldwide licensing and royalty revenue, as defined in the agreement. In addition, Mr. Koppelman provided us an indemnification against potential claims made by certain parties if we licensed the technology.

        Mr. Theodore Venners, our Chairman and Chief Technology Officer, is entitled to 50 percent of net royalties to be paid to the Koppelman estate. In December 2004, Mr. Venners entered into a waiver agreement with us, under which he agreed to assign his right to payments that became due to him from the estate in connection with the license arrangement entered into in 2004. Pursuant to the waiver, Mr. Venners is obligated to remit any proceeds he may receive related to this license agreement to us. In February 2005, we paid $1.9 million due to the estate and the estate remitted Mr. Venners' portion directly back to us. As of December 31, 2005, there is $73.1 million remaining under the cap.

Consulting Agreement

        We have a consulting agreement with Venners and Company, Ltd. for governmental affairs services, primarily for advice on proposed legislation and regulations and to advocate our interests before the U.S. Congress and regulatory agencies. Venners and Company, Ltd. is controlled by John P. Venners, the brother of Theodore Venners, our Chairman and Chief Technology Officer. Prior to April 1, 2004, the agreement provided for monthly consulting fees of $12,000, reimbursement of expenses related to our business and certain performance-based bonuses. Effective April 1, 2004, we negotiated a revised agreement with Venners and Company, Ltd. for the provision of these services at a fixed cost of $18,000 per month. In January 2005, this amount was increased to $25,500. Either party can terminate the agreement upon written notice. During the years ended December 31, 2005, 2004 and 2003, we paid Venners and Company $346,000, $198,000 and $249,000 respectively, in cash for consulting fees and $0, $10,000 and $58,000, respectively, for reimbursement of expenses, excluding certain bonuses. In 2003, we also issued Mr. John Venners 10,000 shares of our common stock for services provided.

        In 2004, Venners and Company, Ltd. was entitled to bonus compensation as a result of the passage of legislation H.R. 4520 establishing certain tax credits. We were required to (i) make cash payments of approximately $25,000, (ii) extend the currently active consulting agreement for a period of 43 months, (iii) issue 4,800 shares of common stock for services provided, and (iv) issue warrants for the purchase of 150,000 shares at an average exercise price of $7.35 per share with a term of three years.

License Agreement

        In December 2004, KFL, our wholly owned subsidiary, entered into a licensing agreement with Cook Inlet Coal, an affiliate of Kanturk Partners LLC, under which KFL agreed to license to Cook Inlet Coal its proprietary coal processing technology for use at a coal processing plant to be operated by Cook Inlet Coal. Kanturk Partners owns approximately a 12% interest in Cook Inlet Coal. Mr. John P. Venners, the brother of our Chairman and Chief Technology Officer, Mr. Theodore Venners, has an approximately 4.5% interest in Kanturk Partners.

PROPOSAL NO. 2

APPROVAL OF AMENDMENT TO
THE KFX RESTATED CERTIFICATE OF INCORPORATION

        The Board of Directors has approved and recommends that the stockholders adopt an amendment to KFx's Restated Certificate of Incorporation to increase the total authorized shares of Common Stock of the Company from 120 million to 280 million. The Company is currently authorized to issue 20 million shares of preferred stock, par value $.001 per share, and the proposed amendment will not affect this authorization.

        To effect the increase in authorized shares of our Common Stock, it is proposed that the first paragraph of Article III of our Restated Certificate of Incorporation be amended to read in its entirety as follows:

          "The aggregate number of shares which the Corporation shall have the authority to issue is 300,000,000, of which 280,000,000 shall be designated Common Stock with each share having a par value of $.001; and 20,000,000 shares shall be designated Preferred Stock with each share having a par value of $.001. The designations and the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions for redemption of the shares of each class of capital stock are as follows:"

Outstanding Shares

        As of March 31, 2006, XXXXXXX shares of Common Stock were issued and outstanding, XXXXXXX shares of Common Stock are reserved for issuance upon exercise of options or vesting of restricted stock grants that are outstanding or reserved for issuance under the Company's equity incentive and stock plans; XXXXXXX shares of Common Stock are reserved for issuance upon the exercise of outstanding warrants and non-plan options; 100,000 shares have been reserved for the 2005 Employee Stock Purchase Plan; and 118,821 shares have been reserved for the acquisition of Buckeye Industrial Mining, Inc. As of March 31, 2006 there were no issued and outstanding shares of preferred stock.

Purpose for the Proposed Amendment

        As of March 31, 2006, the Company has XXXXXXX shares of Common Stock available for general corporate purposes. As a general matter, the Board of Directors does not believe this is an adequate number of shares to assure that there will be sufficient shares available to respond to future business requiring the issuance of shares, including consummation of Common Stock-based financing, acquisition transactions involving the issuance of Common Stock, issuances of Common Stock under the Company's equity compensation plans, stock splits or dividends and the issuance of Common Stock for other general corporate purposes. Although the Company has no present plans to issue additional Common Stock, except for shares reserved for future issuance as noted in the preceding paragraph, approval of the proposed amendment to the Articles will allow the Company to act promptly in the event opportunities requiring the issuance of additional shares arise. Failure of the stockholders to approve the proposed amendment would adversely affect the Company's ability to pursue such opportunities.

Certain Effects of the Proposed Amendment

        We are not introducing this proposal with the intent that it be utilized as a type of anti-takeover device. However, this action could, under certain circumstances, have an anti-takeover effect. For example, if we became the subject of a hostile takeover attempt, we could attempt to obstruct the takeover by issuing shares of Common Stock, which would have the effect of diluting the voting power of the outstanding shares and increasing the cost of the potential takeover. In addition, the increase in authorized shares, if approved, may have the effect of discouraging a challenge for control or make it less likely that such a challenge, if attempted, would be successful. Our Board of Directors and executive officers have no knowledge of any current effort to obtain control of KFx or to accumulate large amounts of our Common Stock, and this proposal is not being presented as an anti-takeover device.

        The proposed amendment to the Restated Certificate of Incorporation does not change the terms of the Common Stock. All shares of Common Stock, including those now authorized and those that would be authorized by the proposed amendment to our Restated Certificate of Incorporation, are equal in rank and have the same voting rights, the same rights to dividends and the same liquidation rights. Holders of the Common Stock do not have preemptive rights or appraisal rights. However, stockholders should consider that additional issuances of Common Stock could have a dilutive effect on the earnings per share, voting power and share holdings of current stockholders.

        Authorized shares of Common Stock may be issued by the Board of Directors from time to time without further stockholder approval, except in situations where stockholder approval is required by state law or the rules of the American Stock Exchange. Stockholders of the Company have no preemptive right to acquire additional shares of Common Stock, which means that current stockholders do not have a right to purchase any new issue of shares of Common Stock in order to maintain their proportionate ownership interest in the Company.

Reserved Shares upon Approval of the Amendment

        If this proposal is approved by a majority of the stockholders entitled to vote on this proposal, and after taking into account the reserve requirements described in the precedent two paragraphs, we will have XXXXXXX shares of Common Stock available for general corporate purposes.

Effective Date

        If the proposed amendment to the Restated Certificate of Incorporation is approved by stockholders, it would become effective upon the filing of a Certificate of Amendment with the Delaware Secretary of State, which filing would occur promptly after the Annual Meeting. The remainder of the Company's Articles will not change.

Vote Required

        An affirmative vote of a majority of the issued and outstanding shares of the Company's Common Stock is required to approve the amendment to our Restated Certificate of Incorporation to effect an increase in the number of authorized shares of Common Stock. This means a failure to vote your shares is effectively a vote "AGAINST" the amendment. If you are the beneficial owner of shares, holding your shares through a brokerage account or in another nominee form, your shares may be voted by your broker or other holder of record unless you provide specific instructions to your broker. However, should the holder of record, such as a broker, decide not to vote on this proposal, a broker non-vote will occur. Since approval of the amendment requires the approval of majority of the issued and outstanding shares of the Company's Common Stock, a broker non-vote is effectively a vote "AGAINST" the amendment.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" PROPOSAL NO. 2 TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

PROPOSAL NO. 3

APPROVAL OF THE COMPANY'S
2005 EMPLOYEE STOCK PURCHASE PLAN

General

        The Company's stockholders are being asked to approve the Company's 2005 Employee Stock Purchase Plan (the "2005 Plan"), which was previously approved by the Board of Directors on September 28, 2005. The initial number of shares of Common Stock reserved for issuance under the 2005 Plan is 100,000 shares. In the following discussion of the 2005 Plan, capitalized terms have the same meanings as defined in the 2005 Plan, unless otherwise noted.

        The 2005 Plan is intended to enable the Company and its Affiliates to enhance their ability to provide employees with a preferential opportunity, commensurate with the employee's base salary, to acquire an ownership interest in the Company's Common Stock. In so doing, existing employees will have a meaningful incentive to stay with the Company and exert maximum effort for the Company's success. The existence of such a plan will also assist in recruiting new employees. The 2005 Plan is designed to qualify as an "employee stock purchase plan" under Section 423 of the United Stated Internal Revenue Code of 1986, as amended.

        As of the Record Date, 18 employees are participating in the 2005 Plan, subject to approval by the stockholders. A general description of the principal terms of the 2005 Plan as proposed is set forth below. This description is qualified in its entirety by the actual provisions of the 2005 Plan, a copy of which is attached as Annex A.

General Description

        The Board of Directors adopted the 2005 Plan on September 28, 2005. The 2005 Plan provides for the grant to each Eligible Employee of a right to purchase a number of shares with a value not to exceed ten percent of the employee's Earnings at a price equal to eighty-five percent of the Fair Market Value of the Company's Common Stock. For the Initial Offering Period, which commenced on November 1, 2005 and ends on June 30, 2006, the purchase price is eighty-five percent of the lesser of the Fair Market Value of the Company's Common Stock on November 1, 2005 or June 30, 2006. Thereafter, the purchase price for each monthly offering period will be eighty-five percent of the Fair Market Value of the Company's Common Stock on the last Trading Day of that particular month.

        Notwithstanding any other provisions of the 2005 Plan, no employee may purchase in any one calendar year, shares of Common Stock having an aggregate Fair Market Value that exceeds twenty-five thousand dollars, as determined as of the first Trading Day of the Offering Period as to shares purchased during such period. Other than Offering Period No. 1, which covers the period beginning November 1, 2005 and ending June 30, 2006, an Offering Period covers one calendar month.

        During November and December 2005 of Offering Period No. 1, Eligible Employees were allowed to use Earnings for all of calendar year 2005 in determining the value of shares that could be purchased in those two months.

        All employees of the Company as of October 31, 2005, were regarded as Eligible Employees for purposes of the 2005 Plan. For an employee hired after October 31, 2005, to become an Eligible Employee for participation in the 2005 Plan, the employee must complete one year of continuous employment, customarily work more than twenty hours per week, and be expected to work more than five months per year. An employee possessing five percent or more of the voting power of all classes of stock in the Company or any Affiliate is not eligible to participate in the 2005 Plan.

        The 2005 Plan is administered by the Compensation Committee of the Board of Directors, but such committee has the right to delegate administration of the 2005 Plan to one or more of the

Company's management team. Currently, the Compensation Committee has designated Kevin R. Collins and William G. Laughlin as administrators.

        If necessary, and at the sole discretion of the Board, the number of shares subject to the plan may be increased once each calendar year beginning January 1, 2006, from the initial 100,000 shares of Common Stock, by a number of shares not exceeding one-quarter of one percent of the total outstanding shares at the beginning of such calendar year. If any right granted under the 2005 Plan shall for any reason terminate without having been exercised, the shares not purchased under such right shall again become available for the 2005 Plan.

Certain Federal Tax Consequences

        The following summarizes only the federal income tax consequences of transactions under the 2005 Plan. State and local tax consequences may differ.

        The grant to employees of rights to purchase shares under the 2005 Plan will not result in any federal income tax consequences to the employee or to the Company. If an Eligible Employee purchases shares under the 2005 Plan, he or she is subject to income taxes at applicable tax rates only upon the sale of the shares, not upon exercise of the rights (i.e. purchase of shares). The amount of ordinary income or capital gain income or loss varies depending on the period the shares are held by the employee subsequent to purchase of the shares and the sale price of the shares. In most cases, the most favorable tax treatment occurs if the shares have been held at least two years. The Company does not receive a tax deduction for any gain realized by an employee from participation in the 2005 Plan. The maximum marginal rate at which ordinary income is taxed to individuals is currently 35% and the maximum rate at which long-term capital gains are taxed for most types of property is 15%.

Vote Required

        An affirmative vote of a majority of the votes cast at the Annual Meeting is required for approval of the Company's 2005 Employee Stock Purchase Plan. This proposal must be approved by a majority of the votes cast, including abstentions, by persons present at the Annual Meeting or represented by proxy and entitled to vote on the proposal. An abstention from voting on this proposal will have the effect of a vote "AGAINST." If you hold your shares through a brokerage account or in another nominee form, your shares will not be voted unless you provide specific instructions to your broker. Brokers may not exercise discretionary authority on this proposal, so a failure to provide instruction to a broker will result in a "broker non-vote." Broker non-votes on this proposal will, however, have no effect because such non-votes are not considered "shares entitled to vote" on this proposal.

        OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" PROPOSAL NO. 3 TO APPROVE THE 2005 EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL NO. 4

RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

        The Board has selected Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2006. Deloitte & Touche has served as our independent registered public accounting firm since February 5, 2003 and has audited our financial statements beginning with the fiscal year ended December 31, 2002. Representatives of Deloitte & Touche LLP will be present at the meeting and will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions from stockholders.

        The Board is submitting its selection of our independent accountants for ratification by our stockholders at the meeting in order to ascertain the views of stockholders regarding such selection. In the event of a negative vote on this ratification, the Board may reconsider its selection.

Vote Required

        An affirmative vote of a majority of the votes cast at the Annual Meeting is required for ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2006. For ratification, this proposal must be approved by a majority of the votes cast, including abstentions, by persons present at the Annual Meeting or represented by proxy and entitled to vote on the proposal. An abstention from voting on this proposal will have the effect of a vote "AGAINST." Brokers have the authority to vote on this proposal when they have not received instructions from the beneficial owner. Broker non-votes on this proposal will, however, have no effect because such non-votes are not considered "shares entitled to vote" on the proposal.

        OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" PROPOSAL NO. 4 TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Auditor Independence Assessment

        The Audit Committee has discussed with the independent registered public accounting firm their independence from us and our management, including matters in the written disclosures and letters provided by the independent accountants to the Audit Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

The Audit Committee of the Board of Directors(1)
Stanford M. Adelstein, Chairman
John V. Lovoi
Manuel H. Johnson
James S. Pignatelli

(1)
Mr. Robert J. Clark was appointed to the Audit Committee effective March 7, 2006.

Auditor Fees

        The following table shows the aggregate fees billed to KFx for professional services by our principal independent accountants for fiscal years 2005 and 2004:

	Fiscal 2005		Fiscal 2004
Audit Fees	$345,000	(1)	$305,000	(1)
Audit-Related Fees	—		28,000	(2)
Total Fees	$345,000	(3)	$323,000	(3)

(1)
Audit fees in 2005 and 2004 increased primarily due to the requirements for an audit of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

(2)
Includes charges by PriceWaterhouseCoopers LLP of $10,000 for fiscal year 2004. The remaining charges were from Deloitte & Touche LLP, our principal independent registered public accounting firm.

(3)
The Company did not engage Deloitte & Touche LLP for tax or other services in fiscal 2005 and 2004.

        Audit Fees.    This category includes the aggregate fees billed for professional services rendered for the audits of the Company's consolidated financial statements for fiscal years 2005 and 2004, for the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q during fiscal 2005 and 2004, and for services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for the relevant fiscal years. Audit fees for fiscal year 2005 and 2004 also include the audit of management's report on the effectiveness of our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

        Audit-Related Fees.    This category includes the aggregate fees billed in 2004 for assurance and related services by the independent auditors that are reasonably related to the performance of the audits or reviews of the financial statements and are not reported above under "Audit Fees," and generally consist of fees for due diligence in connection with acquisitions, accounting consultation and audits of employee benefit plans.

        The Audit Committee considered the compatibility of the non-audit-related services performed by and fees paid to Deloitte & Touche LLP in 2005 and the proposed non-audit-related services and proposed fees for 2006 and determined that such services and fees are compatible with the independence of Deloitte & Touche LLP. In 2005, all audit services were approved by the Audit Committee.

        Pre-Approval of Independent Accounting and or other Accounting Firms Fees and Services Policy.    The Audit Committee has adopted policies and procedures regarding the engagement of the principal and or other independent accountants that provide audit and non-audit services. The policy allows executive management to approve such services in which the proposed fees are under a predetermined threshold without pre-approval from the Audit Committee. The policy also requires an Audit Committee member to pre-approve principal independent accounting firm and or other accounting firms services where the proposed fees exceed the predetermined threshold. The Company deems it necessary or advisable that such services commence prior to the next regularly scheduled meeting (provided that the Audit Committee member must report to the full Audit Committee on any pre-approval determinations).

SOLICITATION OF PROXIES

        This solicitation is being made by mail on behalf of our Board, but may also be made without additional remuneration by our officers or employees by telephone, telegraph, facsimile transmission, electronic means, personal interview or other similar means of communication. The expense of the preparation, printing and mailing of this Proxy Statement and the enclosed form of proxy and Notice of Annual Meeting, and any additional material relating to the meeting, which may be furnished to stockholders by the Board subsequent to the furnishing of this Proxy Statement, has been or will be borne by us. We will reimburse banks and brokers who hold shares in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares. To obtain the necessary representation of stockholders at the meeting, supplementary solicitations may be made by mail, telephone or interview by our officers or selected securities dealers. We anticipate that the cost of such supplementary solicitations, if any, will not be material. In addition, we have retained [                        ], to solicit proxies from stockholders by mail, in person and by telephone. We will pay [                        ] a fee of approximately [$            ] for its services, plus reimbursement of reasonable out-of-pocket expenses incurred in connection with the proxy solicitation.

ANNUAL REPORT

        Our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, together with a letter from Mr. Mark S. Sexton, our Chief Executive Officer, has been mailed to stockholders along with this Proxy Statement. We will, upon written request and without charge, provide to any person solicited hereunder additional copies of our Annual Report on Form 10-K, for the year ended December 31, 2005, as filed with the Securities and Exchange Commission. Requests should be addressed to the Investor Relations Department, 55 Madison Street, Suite 500, Denver, Colorado 80206. Also, such report may be obtained from our Internet homepage at http://www.kfx.com.

OTHER MATTERS

        We are not aware of any business to be presented for consideration at the meeting, other than that specified in the Notice of Annual Meeting. If any other matters are properly presented at the meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

        Any stockholder who intends to submit a proposal at the 2007 Annual Meeting of Stockholders and who wishes to have the proposal considered for inclusion in the proxy statement and form of proxy for that meeting must, in addition to complying with the applicable laws and regulations governing submission of such proposals, deliver the proposal to us for consideration no later than December 31, 2006. Rule 14a-4 of the SEC's proxy rules allows a company to use discretionary voting authority to vote on matters coming before an annual meeting of stockholders, if the company does not have notice of the matter at least 45 days before the date corresponding to the date on which the company first mailed its proxy materials for the prior year's annual meeting of stockholders or the date specified by an overriding advance notice provision in the company's bylaws. Our bylaws do not contain such an advance notice provision. Accordingly, for our 2007 Annual Meeting of Stockholders, stockholders' written notices must be received by us before March 16, 2007 for any proposal a stockholder wishes to bring before the meeting but for which such stockholder does not seek to have a written proposal considered for inclusion in the proxy statement and form of proxy. Such proposals should be sent to William G. Laughlin, Secretary, KFx Inc., 55 Madison Street, Suite 500, Denver, Colorado 80206.

NOTICE TO BANKS, BROKER-DEALERS
AND VOTING TRUSTEES AND THEIR NOMINEES

        Please advise us whether other persons are the beneficial owners of the shares for which proxies are being solicited from you, and, if so, the number of copies of this Proxy Statement and other soliciting materials you wish to receive in order to supply copies to the beneficial owners of the shares.

        It is important that proxies be returned promptly, whether or not you expect to attend the Annual Meeting in person. We request that you complete, date and sign the enclosed form of proxy and return it promptly in the envelope provided for that purpose. By returning your proxy promptly you can help us avoid the expense of follow-up mailings to ensure a quorum so that the meeting can be held. Stockholders who attend the meeting may revoke a prior proxy and vote their proxy in person as set forth in this Proxy Statement.

By Order of the Board of Directors
William G. Laughlin Secretary
Denver, Colorado

ANNEX A

KFx INC.
2005 EMPLOYEE STOCK PURCHASE PLAN

        Purpose of the Plan.    The purpose of this Plan is to encourage ownership in the Company by key personnel whose long-term service is considered essential to the Company's continued progress and, thereby, encourage recipients to act in the stockholders' interest and share in the Company's success.

1.    PURPOSE.

        (a)   The purpose of the Employee Stock Purchase Plan (the "Plan") is to provide a means by which employees of KFx Inc., a Delaware corporation (the "Company") and its Affiliates may be given an opportunity to purchase stock of the Company.

        (b)   The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

        (c)   The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code.

        (d)   No rights granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company within twelve months after the date the Plan was adopted by the Board.

2.    DEFINITIONS.

        The following definitions shall apply for purposes of this Plan:

        (a)   "Affiliate" means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Code Sections 424(e) and (f), respectively

        (b)   "Board" means the Board of Directors of the Company.

        (c)   "Code" means the Internal Revenue Code of 1986, as amended. The following Code sections are referenced herein:

          1.     Section 125, dealing with "cafeteria plans".

          2.     Section 401(k), dealing with cash or deferred profit sharing plans.

          3.     Section 402(h), dealing with simplified employee pension plans.

          4.     Section 403(b), dealing with tax sheltered annuities.

          5.     Code Section 423, dealing with Employee Stock Purchase Plans.

          6.     Code section 424, providing certain definitions and special rules applicable to the Plan.

        (d)   "Committee" means a committee appointed by the Board in accordance with Section 3 of the Plan.

        (e)   "Common Stock" means the Common Stock of the Company subject to the Plan as described in Section 4(a) hereof.

        (f)    "Company" means KFx Inc., a Delaware corporation.

        (g)   "Disqualifying Disposition" means a sale or other disposition of stock purchased under this Plan which sale occurs (i) earlier than 2 years from the first date of the offering period in which the shares were purchased, or (ii) earlier than 1 year from the date the stock was purchased.

        (h)   "Earnings" shall mean an employee's regular salary or wages (including amounts thereof elected to be deferred by the Employee, which would otherwise have been paid, under any arrangement established by the Company that is intended to comply with Section 125, Section 401(k), Section 402(h) or Section 403(b) of the Code or that provides non-qualified deferred compensation), including overtime pay, but excluding bonuses, commissions, incentive pay, profit sharing, other remuneration paid directly to the employee, the cost of employee benefits paid for by the Company or an Affiliate, education or tuition reimbursements, imputed income arising under any group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options, contributions made by the Company or an Affiliate under any employee benefit plan, and similar items of compensation, or such other set of inclusions or exclusions as may be determined by the Board or the Committee.

        (i)    "Eligible Employee" means an Employee who meets the requirements set forth in Section 5 for eligibility to participate in a particular Offering.

        (j)    "Employee" means any person who is employed for purposes of Section 423(b)(4) of the Code by the Company or an Affiliate.

        (k)   "Employee Stock Purchase Plan" means a plan that grants Purchase Rights intended to be options issued under an "employee stock purchase plan," as that term is defined in Section 423(b) of the Code.

        (l)    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (m)  "Fair Market Value" means the value of the Common Stock of the Company as defined in Section 6 of this Plan.

        (n)   "Offering" means the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees.

        (o)   "Offering Date" means a date selected by the Board for an Offering to commence.

        (p)   "Offering Period", means the period beginning with the Offering Date and ending with the Purchase Date with respect to a particular Offering.

        (q)   "Participant" means an Eligible Employee who holds an outstanding Purchase Right granted pursuant to the Plan.

        (r)   "Plan" means this KFx Inc. 2005 Employee Stock Purchase Plan.

        (s)   "Purchase Date" has the meaning set forth in Section 7(c) of this Plan.

        (t)    "Purchase Period" means a period of time beginning on the Offering Date and ending on a Purchase Date, at the end of which there shall be purchased shares of Common Stock on behalf of Participants.

        (u)   "Purchase Right" means an option to purchase shares of Common Stock granted pursuant to the Plan.

        (v)   "Securities Act" means the Securities Act of 1933, as amended.

        (w)  "Trading Day" has the meaning set forth in Section 7(c) of this Plan.

3.    ADMINISTRATION.

        (a)   The Plan shall be administered by the Compensation Committee (the "Committee") appointed by the Board of Directors (the "Board") of the Company. The Committee shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

        (b)   The powers of the Committee shall include, without limitation, the following:

            (i)  To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

           (ii)  To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

          (iii)  To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          (iv)  Generally, to exercise such powers and to perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the intent that the Plan be treated as an "employee stock purchase plan" within the meaning of Section 423 of the Code.

           (v)  To employ and compensate agents, third party administrators, accountants, brokers, custodians, attorneys-at-law, and other assistants and advisors deemed required for the proper administration of the Plan.

The Committee may delegate its authority to one or more members of the management team of the Company.

4.    SHARES SUBJECT TO THE PLAN.

        (a)   Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate 100,000 shares of the Company's Common Stock (the "Common Stock"), plus, in each calendar year after 2005, additional shares not exceeding one-quarter of 1% of the total outstanding shares of the Company as of the beginning of such calendar year. If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan.

        (b)   The stock subject to the Plan shall be authorized but unissued, registered shares.

5.    GRANT OF RIGHTS; OFFERING.

        Rights to purchase Common Stock of the Company under the Plan shall be granted to eligible employees (an "Offering") on a date or dates (the "Offering Date(s)") selected by the Board or the Committee. There will be an initial Offering Period ("Offering Period No. 1") which shall commence on November 1, 2005 and shall end on June 30, 2006. Subsequent Offering Periods will be each calendar month, beginning with the month of July, 2006.

6.    ELIGIBILITY.

        (a)   Each person employed by the Company or any Affiliate as of the date of adoption of this Plan by the Board shall be eligible to participate in the Plan. Each employee of the Company or any Affiliate hired after such date shall be eligible to participate in an Offering under the Plan, if, on the

Offering Date, such employee has been in the employ of the Company or any Affiliate for a continuous period of one (1) year preceding such grant, customarily works more than twenty (20) hours per week, and (ii) is expected to work more than five (5) months per year.

        (b)   Notwithstanding any other provision of the Plan, no employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

7.    RIGHTS; PURCHASE PRICE.

        (a)   On each Offering Date each eligible employee shall be granted the right to purchase up to the number of shares of Common Stock purchasable with the dollar amount or percentage (such amount or percentage not to exceed ten percent (10%)) of such employee's Earnings designated by the employee for each pay period during the Offering Period. However, in November and December of Offering Period No. 1 only, the ten percent (10%) limit on such dollar amount or percentage shall be determined with reference to the employee's full 2005 Earnings, and may include amounts paid to the Company by the employee for such purpose in addition to any payroll deductions elected by the employee. Purchase rights granted with respect to an Offering shall be exercised and purchases of Common Stock carried out on the related Purchase Date (as defined below).

        (b)   Solely with respect to the Offering Period No. 1, the purchase price of stock acquired pursuant to rights granted under the Plan shall be the lesser of:

            (i)  an amount equal to eighty-five percent (85%) of the fair market value of the stock on November 1, 2005; or

           (ii)  an amount equal to eighty-five percent (85%) of the fair market value of the stock on June 30, 2006.

        (c)   With respect to all subsequent offering periods, the purchase price of stock acquired pursuant to rights granted under the Plan shall be an amount equal to 85% of the fair market value of the stock on the Purchase Date.

        For purposes hereof, the term "Purchase Date" shall mean the last trading day of the Offering Period. "Fair market value" shall mean the closing price of the shares of Common Stock on the American Stock Exchange on such date (rounded up where necessary to the nearest whole cent) (or if there is no such reported closing price, the fair market value shall be the mean between the highest bid and the lowest asked prices or between the high and low sales prices on such trading day or, if no sale of the shares of Common Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported). "Trading day" means a day on which the American Stock Exchange is open for trading.

        (d)   Notwithstanding any other provision of the Plan, no employee may purchase in any one calendar year under the Plan and all other "employee stock purchase plans" of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, shares of Common Stock having an aggregate fair market value which exceeds twenty-five thousand dollars ($25,000) (determined as of the first trading day of the Offering Period as to shares purchased during such period.

8.    PARTICIPATION; WITHDRAWAL; TERMINATION.

        (a)   An eligible employee may become a participant in the Plan pursuant to an Offering by delivering an executed enrollment form reflecting the election to participate in the Plan to the payroll department of the Company within the time specified in the Offering. Each such enrollment form shall authorize payroll deductions of up to the maximum percentage specified by the terms of this Plan. The payroll deductions made for each participant shall be deposited in a separate, non-interest bearing account maintained for this purpose by the Company.

        (b)   At any time after the beginning of Offering Period No. 1 and prior to the last trading day in Offering Period No. 1 only, a participant may elect, effective as of the first day of any calendar month by delivering an enrollment form reflecting such election to the payroll department of the Company at least five (5) days prior to such effective date, to (i) withdraw from such offering, (ii) begin participating in such offering despite having initially declined to do so, or (iii) reduce (including to zero) or increase such payroll deductions, and an eligible employee may begin such payroll deductions, by delivering to the Company a notice thereof in such form, and within such time, as the Company provides. Upon withdrawal from the Offering by a participant, the Company shall, as elected by the participant, either purchase Common Stock of the Company with the amounts accumulated prior to such withdrawal, or distribute to such participant all or part of his or her accumulated payroll deductions under the Offering, without interest, and such participant's interest in that Offering shall be automatically terminated. A participant's withdrawal will have no effect upon such participant's eligibility to participate in subsequent Offerings under the Plan. The termination, modification and withdrawal rights provided for herein shall not apply to offerings subsequent to Offering Period No. 1.

        (c)   Subsequent to Offering Period No. 1, an employee who enrolls in an offering shall be automatically re-enrolled in the next Offering unless the employee elects to terminate participation in the Plan, effective as of the first day of a calendar month, by delivering an enrollment form reflecting such election to the payroll department of the Company at least five (5) days prior to such effective date.

        (d)   Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating employee's employment with the Company and any designated Affiliate, for any reason, including disability or death, or upon any authorized leave of absence, and the Company shall distribute to such terminated employee or such employee's legal representatives, all of his or her accumulated payroll deductions under the Offering, without interest.

        (e)   No participating employee may assign his or her rights to purchase shares of Common Stock under the Plan, whether voluntarily, by operation of law, or otherwise.

9.    EXERCISE.

        (a)   On each Purchase Date specified therefore in the relevant Offering, each participant's accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each participant's account after the purchase of shares which is less than the amount required to purchase one share of stock on the final Purchase Date of an Offering shall be held in each such participant's account for the purchase of shares under the next Offering under the Plan, unless such participant elects not to participate in such next Offering, or is no longer eligible to be granted rights under the Plan, as provided in paragraph 5, in which case such amount shall be distributed to the participant after such final Purchase Date, without interest. The Company shall retain the amount of payroll deductions or the lump-sum payment used to purchase shares of Common Stock as full payment for the shares of Common Stock and the shares of Common Stock shall then be fully paid and non-assessable.

        (b)   As soon as practicable after each Purchase Date, the Company shall deliver to a custodian selected by the Committee one or more certificates representing (or shall otherwise cause to be credited to the account of such custodian) the aggregate number of shares of stock with respect to which the purchase rights were exercised on such Purchase Date of all participating employees hereunder. Such custodian shall keep accurate records of the beneficial interests of each participant in such shares by means of participant accounts under the Plan, and shall provide each participant with such periodic statements with respect thereto as may be directed by the Committee. Any cash dividends received with respect to an individual's stock held by a custodian, broker or designated agent shall be applied as soon as practicable after receipt thereof to the purchase on the open market at prevailing market prices of additional shares of stock for such individual's account, and such broker or agent shall adopt procedures facilitating the individual's voting rights attributable to shares held by such broker or agent. A participant may, at any time and in such form and manner as established by the custodian, direct the custodian to deliver to the participant all or part of the shares held by the custodian in his or her account or to sell such shares and deliver to the participant the proceeds therefrom, less applicable expenses. Notwithstanding the foregoing, The Committee may establish procedures to permit tracking of Disqualifying Dispositions of such shares, and may require that custody of such shares be retained and any sale of such shares be made through such custodian until a sale of such shares would no longer constitute a Disqualifying Disposition. Subject to the foregoing, a participant may, at any time and in such form and manner as established by the Committee, direct the custodian of the Common Stock to deliver to the participant all or part of the shares held by such custodian in his or her account or to sell such shares and deliver to the participant the proceeds therefrom, less applicable expenses.

        (c)   No rights granted under the Plan may be exercised to any extent unless the shares to be issued upon such exercise under the Plan (including rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

10.    WITHHOLDING OF TAXES.

        The employee shall be solely responsible for withholding and/or making deposits of any taxes imposed on ordinary compensation income or other gain realizes income in connection with a sale or other transfer of any shares of Common Stock acquired under the Plan. Any participating employee who sells or otherwise transfers shares purchased under the Plan within two years after the beginning of the Offering Period in which the shares were purchased must within 30 days of such transfer notify the payroll department of the Company in writing of such transfer.

11.    USE OF PROCEEDS FROM STOCK.

        Proceeds from the sale of stock pursuant to rights granted under the Plan shall constitute general funds of the Company.

12.    RIGHTS AS A STOCKHOLDER.

        A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until the participant's shareholdings acquired upon exercise of rights under the Plan are recorded in the books of the Company.

13.    ADJUSTMENTS UPON CHANGES IN STOCK.

        (a)   If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding rights will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding rights. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall require an adjustment hereunder).

        (b)   In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then, as determined by the Board in its sole discretion (i) any surviving or acquiring corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, or (iii) participants' accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants' rights under the ongoing Offering terminated.

14.    AMENDMENT OF THE PLAN.

        (a)   The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

            (i)  Increase the number of shares reserved for rights under the Plan;

           (ii)  Modify the provisions as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3")); or

          (iii)  Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3.

        It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

        (b)   Rights and obligations under any rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

15.    TERMINATION OR SUSPENSION OF THE PLAN.

        (a)   The Board in its discretion, may suspend or terminate the Plan at any time. No rights may be granted under the Plan while the Plan is suspended or after it is terminated. In any event the Plan shall, without further action of the Board, terminate ten (10) years after the date of adoption of the Plan by the Board or, if earlier, at such time as all shares of Common Stock that may be made available for purchase under the Plan have been issued.

        (b)   Rights and obligations under any rights granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

16.    NO RIGHT TO CONTINUED EMPLOYMENT.

        Neither the Plan nor any right to purchase Common Stock under the Plan confers upon any employee any right to continued employment with the Company or any of its participating Affiliates, nor will an employee's participation in the Plan restrict or interfere in any way with the right of the Company or any of its participating Affiliates to terminate the employee's employment at any time.

17.    EFFECTIVE DATE OF PLAN.

        The Plan shall become effective on the date of adoption by the Board, but no rights granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company within twelve months after the date the Plan is adopted by the Board.

        This plan was duly adopted and approved by the Board of Directors of the Company on the 28th day of September, 2005.

KFx INC.
By:	Secretary
Date:

March 31, 2006 [FRONT OF PROXY VOTING CARD]

PROXY
KFX INC.
55 Madison Street, Suite 500, Denver, Colorado 80206

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned stockholder(s) of KFx Inc. (the "Company") hereby appoints William G. Laughlin and Rudolph G. Swenson, or either of them with full power of substitution, as attorneys and proxies of the undersigned, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all shares of Common Stock of the Company at the Annual Meeting of Stockholders of the Company to be held on Saturday, May 13, 2006 at 9:00 a.m. local time at The Inn at Cherry Creek, 233 Clayton Street, Denver, Colorado 80206, and any postponements, continuations or adjournments thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated below.

        I hereby vote my shares of KFx Inc. Common Stock as specified on the reverse side of this card.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[BACK OF PROXY VOTING CARD]

        This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted "FOR" the nominees of the Board of Directors in the election of directors, "FOR" the approval of an amendment to the Company's Restated Certificate of Incorporation, "FOR" the approval of the Company's 2005 Employee Stock Purchase Plan and "FOR" the ratification of the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2006. This proxy also delegates discretionary authority to vote with respect to any other business that may properly come before the meeting or any postponements, continuations or adjournments thereof.

IMPORTANT—THIS PROXY MUST BE SIGNED AND DATED BELOW.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL NO. 1, PROPOSAL NO. 2, PROPOSAL NO. 3 AND PROPOSAL NO. 4.

			FOR	AGAINST	ABSTAIN
1.	ELECTION OF NOMINEES LISTED BELOW:
	A.	MANUAL H. JOHNSON	☐	☐	☐
	B.	JOHN V. LOVOI	☐	☐	☐
	C.	W. GRADY ROSIER	☐	☐	☐
	D.	JAMES R. SCHLESINGER	☐	☐	☐
2.	APPROVAL OF AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION		☐	☐	☐
3.	APPROVAL OF THE COMPANY'S 2005 EMPLOYEE STOCK PURCHASE PLAN		☐	☐	☐
4.	RATIFICATION OF SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM		☐	☐	☐

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT FURNISHED IN CONNECTION HEREWITH, AND HEREBY RATIFIES ALL THAT THE SAID ATTORNEYS AND PROXIES MAY DO BY VIRTUE HEREOF.

	DATED:	, 2006
(Seal)	(Stockholder's Signature)
(Stockholder's Signature)

Note: Please mark, date and sign this proxy card and return it in the enclosed envelope. Please sign as your name appears on this card. If shares are registered in more than one name, all owners should sign. If signing in a fiduciary or representative capacity, please give full title and attach evidence of authority. Corporations please sign with corporate name by a duly authorized officer.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held May 13, 2006
PROXY STATEMENT
VOTING PROCEDURES
STOCK OWNERSHIP
PROPOSAL NO. 1 ELECTION OF DIRECTORS
AUDIT COMMITTEE REPORT
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
Committee Report on Executive Compensation
Comparative Performance Graph
Comparison of 5 Year Cumulative Total Return Among KFx Inc., the Russell 2000® Index, The Peer Group of Companies, and the Standard & Poor's 500 from December 31, 2000 to December 31, 2005 (Assumes Initial Investment of $100)
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL NO. 2 APPROVAL OF AMENDMENT TO THE KFX RESTATED CERTIFICATE OF INCORPORATION
PROPOSAL NO. 3 APPROVAL OF THE COMPANY'S 2005 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL NO. 4 RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS
SOLICITATION OF PROXIES
ANNUAL REPORT
OTHER MATTERS
STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING
NOTICE TO BANKS, BROKER-DEALERS AND VOTING TRUSTEES AND THEIR NOMINEES
ANNEX A KFx INC. 2005 EMPLOYEE STOCK PURCHASE PLAN